Exhibit 6

REGISTRATION RIGHTS AGREEMENT

(AMENDED AND RESTATED AS OF DECEMBER 22, 2011)

This Amended and Restated Registration Rights Agreement (this “Agreement”) is made as of December 22, 2011 by and among Acceleron Pharma Inc., a Delaware corporation (the “Corporation”) and the parties listed on Exhibit A hereto (the “Investors”).

WHEREAS, the Corporation and certain of the Investors (the “Existing Investors”) are parties to that certain Amended and Restated Registration Rights Agreement dated as of June 10, 2010 (the “Prior Agreement”).

WHEREAS, the Existing Investors executing signature pages hereto hold at least two-thirds in voting power of the outstanding shares of Registerable Shares (as such capitalized term is defined in the Prior Agreement) and therefore may validly join with the Corporation to amend the terms of the Prior Agreement pursuant to Section 19 thereof.

WHEREAS, in connection with the sale by the Corporation of Series F Convertible Preferred Stock to certain of the Investors as of the date hereof, the Existing Investors and the Corporation desire to amend and restate the Prior Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(b) The term “Common Stock” means the Corporation’s Common Stock, $.001 par value per share.

(c) The term “Holder” means any holder of Registrable Shares.

(d) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement.

(e) The term “Preferred Stock” means the Corporation’s Series A Convertible Preferred Stock, par value $.001 per share, the Corporation’s Series B Convertible Preferred Stock, par value $.001 per share, the Corporation’s Series C Convertible Preferred Stock, par value $.001 per share, the Corporation’s Series C-1 Convertible Preferred Stock, par value $.001 per share, the Corporation’s Series D Convertible Preferred Stock, par value $.001 per share, the Corporation’s Series D-1 Convertible Preferred Stock, par value $.001 per share, the Corporation’s Series E Convertible Preferred Stock, par value $.001 per share, and the Corporation’s Series F Convertible Preferred Stock, par value $.001 per share.

(f) The term “Registrable Shares” means (1) the Common Stock issuable upon conversion of Preferred Stock, (2) any Common Stock purchased by an Investor (or its permitted transferees) pursuant to Section 3 of the Amended and Restated Investor Rights Agreement of even date herewith by and among the Corporation and the Investors (or Common Stock issuable with respect to other securities so purchased), (3) for purposes of registrations described in Section 3 of this Agreement only, the Common Stock issuable upon the exercise of warrants issued by the Corporation to RRD International LLC or any affiliate (as defined in Rule 144) of RRD International LLC, (4) for purposes of registrations described in Section 3 of this Agreement only, the Common Stock issuable upon the exercise of warrants issued by the Corporation to General Electric Capital Corporation or any affiliate (as defined in Rule 144) of General Electric Capital Corporation, (5) the Common Stock issuable upon the conversion of the Preferred Stock, or other securities, issuable upon the exercise of warrants issued by the Corporation to Hercules Technology II, L.P. pursuant to the Warrant Agreement dated as of December 21, 2005, (6) the Common Stock issuable upon the exercise of warrants issued by the Corporation to Midcap Funding I, LLC, Silicon Valley Bank and Oxford Finance Corporation or any affiliate (as defined in Rule 144) thereof (collectively, the “Oxford Warrants”), (7) the Common Stock issuable upon the exercise or conversion of Warrants issued by the Corporation to certain of the Investors pursuant to the Series E Stock and Warrant Purchase Agreement dated as of June 10, 2010, and (8) any Common Stock of the Corporation issued as a dividend or other distribution with respect to, or in exchange or in replacement of, such Preferred Stock or Common Stock.

(g) The term “Rule 144” means Rule 144 promulgated under the Securities Act.

(h) The term “SEC” means the Securities and Exchange Commission.

(i) The term “Securities Act” means the Securities Act of 1933, as amended.

In addition, for purposes of all calculations and notices under this Agreement, and all other provisions of this Agreement where the context permits, a holder of Preferred Stock shall be deemed the Holder of the Registrable Shares issuable upon conversion thereof, and such Preferred Stock shall be deemed outstanding Registrable Shares hereunder. Notwithstanding the foregoing, nothing in this Agreement shall require the Corporation actually to register any shares of Preferred Stock.

SECTION 2. Request for Registration. If at any time after the earlier to occur of (i) the fourth anniversary of the date of this Agreement and (ii) the date six months after the first public offering of the Corporation’s securities, the Corporation shall receive a written request (specifying that it is being made pursuant to this Section 2) from a majority of the holders of Preferred Stock (other than the holders of the Oxford Warrants) that the Corporation file a registration statement under the Securities Act, or a similar document pursuant to any other statute then in effect corresponding to the Securities Act, covering the registration of Registrable Shares the expected price to the public of which equals or exceeds $5,000,000 (based on the market price or fair value on the date of such request), then the Corporation shall promptly notify all other Holders (including the holders of the Oxford Warrants) of such request and shall use its

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best efforts to cause all Registrable Shares that Holders have requested to be registered under the Securities Act on Form S-1 or any other available form the use of which is approved by the Holders of a majority of the Registrable Shares that are to be included in such registration.

Notwithstanding the foregoing, (i) the Corporation shall not be obligated to effect a registration pursuant to this Section 2 during the period starting with the date sixty (60) days prior to the Corporation’s estimated date of filing of, and ending on a date six (6) months following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of the Corporation; provided, that the Corporation is actively employing in good faith its best efforts to cause such registration statement to become effective and that the Corporation’s estimate of the date of filing such registration statement is made in good faith; (ii) the Corporation shall not be obligated to effect a registration pursuant to this Section 2 within six (6) months after the effective date of a prior registration under this Section 2; and (iii) if the Corporation shall furnish to the Holders a certificate signed by the President of the Corporation stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Corporation or its shareholders for a registration statement to be filed in the near future, then the Corporation’s obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 90 days; provided, however, that the Corporation shall not be permitted to so defer its obligation more than once in any 12-month period.

The Corporation shall not be obligated to effect more than two registrations on behalf of the Holders pursuant to this Section 2.

SECTION 3. Corporation Registration. If at any time the Corporation proposes to register any of its Common Stock under the Securities Act in connection with the public offering of such securities for its own account or for the accounts of shareholders other than Holders, solely for cash on a form that would also permit the registration of the Registrable Shares, the Corporation shall, each such time, promptly give each Holder written notice of such determination. Upon the written request of any Holder given within thirty (30) days after giving of any such notice by the Corporation, the Corporation shall, subject to the limitations set forth in Section 8, use its best efforts to cause to be registered under the Securities Act all of the Registrable Shares that each such Holder has requested be registered; provided, that the Corporation shall have the right to postpone or withdraw any registration statement relating to an offering in which the Holders are eligible to participate under this Section 3 without any liability or obligation to the Holders under this Section 3. Further, if all the Investors eligible under this Section 3 to require that their Registrable Shares be included in the registration covering the Corporation’s initial public offering waive their right under this Section 3 with respect to the Corporation’s initial public offering, then none of RRD International LLC, General Electric Capital Corporation and Hercules Technology II, L.P. shall have any rights under this Sections 3 to require Registerable Shares held by them or their affiliates (as defined in Rule 144) to be included in the Corporation’s initial public offering.

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SECTION 4. Obligations of the Corporation. Whenever required under Section 2, Section 3 or Section 11 to use its best efforts to effect the registration of any Registrable Shares, the Corporation shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Shares registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Corporation; and (ii) in the case of any registration of Registrable Shares on Form S-3 which are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such 120-day period shall be extended for up to 90 days, if necessary, to keep the registration statement effective until all such Registrable Shares are sold.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of such Registrable Shares owned by them.

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement; provided, that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by selling shareholders pro rata, to the extent required by such jurisdiction.

(e) Promptly notify each selling Holder and each underwriter and (if requested by any such person) confirm such notice in writing (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or Blue Sky laws or the initiation, or threatened initiation, of any proceedings for that purpose, or (C) of the happening of any event which requires the making of any changes in a registration statement or prospectus so that they shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file

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with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares, such prospectus shall not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) Notify each selling Holder of Registrable Shares that might reasonably be deemed to be an underwriter or controlling person of the Corporation promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information.

(g) Provide a transfer agent for the Common Stock no later than the effective date of the first registration of any Registrable Shares.

(h) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC.

(i) Use its best efforts either (i) to cause all such Registrable Shares to be listed on a national securities exchange (if such securities are not already so listed) and on each additional national securities exchange on which similar securities issued by the Corporation are then listed, if the listing of such securities is then permitted under the rules of such exchange, or (ii) to secure designation of all such Registrable Shares as a Nasdaq “national market system security” within the meaning of Rule 11Aa2-1 of the SEC or, failing that, to secure listing on Nasdaq for such Registrable Shares and, without limiting the generality of the foregoing, to arrange for at least two (2) market makers to register as such with respect to Registrable Shares with the National Association of Securities Dealers.

(j) Enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as the selling Holders of Registrable Shares shall reasonably request in order to expedite or facilitate the disposition of such Registrable Shares.

(k) Make available for inspection by any selling Holder of Registrable Shares, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such selling Holder or any such underwriter, all pertinent financial and other records and pertinent corporate documents and properties of the Corporation, and cause all of the Corporation’s officers, directors and employees to supply all information reasonably requested by any such selling Holder, underwriter, attorney, accountant or agent in connection with such registration statement.

(l) Use every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the lifting thereof at the earliest reasonable time.

(m) Make such representations and warranties to the selling Holders of Registrable Shares and the underwriters as are customarily made by issuers to selling stockholders and underwriters, as the case may be, in primary underwritten public offerings.

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SECTION 5. Furnish Information. It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to this Agreement with respect to the registration of any Holder’s Registrable Shares that such Holder shall take such actions and furnish to the Corporation such information regarding itself, the Registrable Shares held by it, and the intended method of disposition of such securities, as the Corporation shall reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this agreement, including, without limitation (i) in connection with an underwritten offering, enter into an appropriate underwriting agreement containing terms and provisions then customary in agreements of that nature, (ii) enter into such custody agreements, powers of attorney and related documents at such time and on such terms and conditions as may then be customarily required in connection with such offering and (iii) distribute the Registrable Shares only in accordance with and in the manner of the distribution contemplated by the applicable registration statement and prospectus. In addition, the Holders shall promptly notify the Corporation of any request by the Commission or any state securities commission or agency for additional information or for such registration statement or prospectus to be amended or supplemented.

SECTION 6. Expenses of Demand Registration. All expenses incurred in connection with any registration pursuant to Section 2 or Section 11 (excluding underwriters’ discounts and commissions), including, without limitation, all registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Corporation, and the reasonable fees and disbursements of one special counsel for the selling Holders collectively, shall be borne by the Corporation; provided, however, that the Corporation shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Shares to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Shares that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Shares agree to forfeit their right to one demand registration pursuant to Section 2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Corporation from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.

SECTION 7. Corporation Registration Expenses. All expenses (excluding underwriters’ discounts and commissions) incurred in connection with any registration pursuant to Section 3, including, without limitation, any additional registration and qualification fees and any additional fees and disbursements of counsel to the Corporation that result from the inclusion of securities held by the selling Holders in such registration and the reasonable fees and disbursements of one special counsel for the selling Holders collectively, shall be borne by the Corporation.

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SECTION 8. Underwriting Requirements.

(a) In connection with any offering under Section 3 involving an underwriting of shares being issued by the Corporation, the Corporation shall not be required to include any Holder’s Registrable Shares in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Corporation and the underwriters selected by it, and then only in such quantity as will not, in the reasonable opinion of the underwriters, jeopardize the success of the offering by the Corporation. If the total amount of securities that all Holders request to be included in an underwritten offering under Section 3 exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, no securities of any shareholder shall be included in such offering, except (i) securities of the shareholder, if any, on whose behalf the registration is undertaken, (ii) securities included in such underwritten offering pursuant to the exercise of contractual demand registration rights and (iii) Registrable Shares of Holders, unless all Registrable Shares which the Holders have requested to be included are included, and the Corporation shall only be required to include in the offering so many of the Registrable Shares of the Holders as the underwriters reasonably believe will not jeopardize the success of the offering (the Registrable Shares so included to be apportioned pro rata among the selling Holders according to the total amount of Registrable Shares owned by such selling Holders, or in such other proportions as shall mutually be agreed to by such selling Holders).

(b) With respect to any underwriting of shares to be registered under Section 2 or Section 11, the selling Holders who initiate the request for registration shall have the right to designate the managing underwriter or underwriters, subject to the consent of the Corporation. In connection with any underwritings of shares to be registered under Section 3, the Corporation shall have the right to designate the managing underwriter or underwriters. In any such case, such consent of the Corporation or the Holders shall not be unreasonably withheld or delayed.

SECTION 9. Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

SECTION 10. Indemnification. In the event any Registrable Shares are included in a registration statement under this Agreement:

(a) To the extent permitted by law, the Corporation will indemnify and hold harmless each Holder requesting or joining in a registration, the partners, members, officers, directors and stockholders of such Holder, legal counsel and accountants for such Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on (i) any untrue or alleged untrue statement of any material fact contained in such registration statement, including, without limitation, any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation by the Corporation of any rule or regulation promulgated under the Securities Act applicable to the Corporation and relating to action or inaction required of the Corporation in connection with any such registration; and will promptly reimburse each such Holder,

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underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld or delayed) nor shall the Corporation be liable to any such Holder, underwriter, controlling person or other aforementioned person in any such case for any such loss, claim, damage, liability or action to the extent that it (i) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished to the Corporation expressly for use in connection with such registration by or on behalf of such Holder, underwriter, controlling person or other aforementioned person, (ii) is caused by the failure of such Holder to deliver a copy of the final prospectus relating to such Registrable Shares, as then amended or supplemented, in connection with a purchase, if the Corporation had previously furnished copies thereof to such Holder or (iii) is caused by such Holder’s disposition of Registrable Shares during any period during which such Holder is obligated to discontinue any disposition of Registrable Shares under Section 17.

(b) To the extent permitted by law, each Holder requesting or joining in a registration will, severally and not jointly, indemnify and hold harmless the Corporation, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Corporation within the meaning of the Securities Act, and any underwriter (within the meaning of the Securities Act) for the Corporation against any losses, claims, damages or liabilities to which the Corporation or any such director, officer, controlling person or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to and furnished to the Corporation by such Holder expressly for use in connection with such registration; and will promptly reimburse the Corporation or any such director, officer, controlling person or underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld or delayed) and provided further that no Holder shall have any liability under this Section 10(b) in excess of the net proceeds actually received by such Holder in the relevant public offering.

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(c) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this Section 10.

(d) If the indemnification provided for in this Section 10 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under Section 10(a) or Section 10(b) in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein in such proportion as is appropriate to reflect the relative fault of the Corporation and the selling Holders in connection with the statements or omissions described in such Section 10(a) or Section 10(b) which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Corporation and the selling Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation or the selling Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Section 10, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 10(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10(d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subsection Section 10(c) for purposes of indemnification. The Corporation and the selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 10(d), no Holder shall be required to contribute an amount in excess of the net proceeds actually received by such Holder in the relevant public offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreements entered into among the Holders, the Corporation and the underwriters in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Registrable Shares included in the public offering.

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SECTION 11. Registrations on Form S-3.

(a) If (i) the Corporation shall receive a written request (specifying that it is being made pursuant to this Section 11) from one or more Holders that the Corporation file a registration statement on Form S-3 (or any successor form to Form S-3 regardless of its designation) for a public offering of Registrable Shares the reasonably anticipated aggregate price to the public of which would equal or exceed $1,000,000, and (ii) the Corporation is a registrant entitled to use Form S-3 (or any successor form to Form S-3) to register such shares, then the Corporation shall promptly notify all other Holders of such request and shall use its best efforts to cause all Registrable Shares that Holders have requested be registered to be registered on Form S-3 (or any successor form to Form S-3).

(b) Notwithstanding the foregoing, (i) the Corporation shall not be obligated to effect a registration pursuant to this Section 11 during the period starting with the date sixty (60) days prior to the Corporation’s estimated date of filing of, and ending on a date six (6) months following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of the Corporation; provided, that the Corporation is actively employing in good faith its best efforts to cause such registration statement to become effective and that the Corporation’s estimate of the date of filing such registration statement is made in good faith; (ii) the Corporation shall not be obligated to effect a registration pursuant to this Section 11 within six (6) months after the effective date of a prior registration under this Section 11; and (iii) if the Corporation shall furnish to the Holders a certificate signed by the President of the Corporation stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Corporation or its shareholders for a registration statement to be filed in the near future, then the Corporation’s obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 90 days; provided, however, that the Corporation shall not be permitted to so defer its obligation more than once in any 12-month period.

(c) The Holders’ rights to registration under this Section 11 are in addition to, and not in lieu of, their rights to registration under Section 2 and Section 3 of this Agreement.

SECTION 12. Limitation on Corporation Offerings. The Corporation shall not register securities for sale for its own account (or, except as permitted by Section 14, any securities other than Registrable Shares) in any registration requested pursuant to Section 2 or Section 11 unless permitted to do so by the written consent of the Holders of a majority of the Registrable Shares as to which registration has been requested unless the inclusion of securities for the account of the Corporation would not require a reduction in the number of Registrable Shares to be included in such registration, as determined by the managing underwriter.

SECTION 13. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Corporation to the public without registration, the Corporation agrees to use its best efforts to:

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(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times subsequent to 90 days after the effective date of the first registration statement covering an underwritten public offering filed by the Corporation;

(b) file with the SEC in a timely manner all reports and other documents, if any, required of the Corporation under the Securities Act and the 1934 Act and take such further action as the Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell securities of the Corporation without registration; and

(c) furnish to any Holder forthwith upon request a written statement by the Corporation that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of said first registration statement filed by the Corporation), and of the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Corporation, and such other reports and documents so filed by the Corporation as may be reasonably requested in availing any such holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

SECTION 14. Limitations in Connection with Future Grants of Registration Rights. Without the prior written consent of the Holders of at least two-thirds in voting power of then outstanding Registrable Shares held by Investors, the Corporation shall not grant rights to any person or entity: (a) to cause the Corporation to register any of such person’s or entity’s securities of the Corporation; (b) to include such person’s or entity’s securities of the Corporation in any registration statement filed under Section 2 or Section 11 hereof; (c) to include such person’s or entity’s securities of the Corporation in any registration statement described in Section 3 hereof, unless, in the case of each of (a), (b) and (c), under the terms of such agreement, such person or entity may include such securities in any such registration only to the extent that the inclusion of his or its securities will not reduce the amount of Registrable Shares of the Holders which is included in such registration; or (d) otherwise to cause the registration of such person’s or entity’s securities of the Corporation in any manner which are superior to or pari passu with the registration rights granted herein to the Holders.

SECTION 15. Transfer of Registration Rights. The registration rights and obligations of any Holder (and of any permitted transferee or assignee of any Holder or its permitted transferees or assignees) under this Agreement with respect to any Registrable Shares may be transferred to any Affiliate of such Holder or such permitted transferee or assignee, or to any transferee who acquires (otherwise than in a registered public offering) at least five percent (5%) of the Registrable Shares then held by such Holder; provided, however, that (a) the Corporation shall be given written notice by the Holder at the time of any permitted transfer stating the name and address of the transferee or assignee and identifying the securities with respect to which the rights and obligations under this Agreement are being assigned and (b) the transferee or assignee shall execute an agreement to be bound by the terms of this agreement. For purposes of this Section 15, an “Affiliate” of any Holder (or any transferee or assignee of any Holder) means any general or limited partner of any Holder (or transferee or assignee) that is a partnership, any member of any Holder that is an LLC or any person or entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Holder or transferee or assignee.

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SECTION 16. Stand-Off Agreement. Each Holder, if requested by the Corporation and the managing underwriter of an offering by the Corporation of Common Stock pursuant to a registration statement under the Securities Act, shall agree not to sell publicly or otherwise transfer or dispose of any Registrable Shares or other securities of the Corporation held by such Holder for a specified period of time (not to exceed 180 days) immediately following the effective date of such registration statement; provided, that:

(a) such agreement shall apply only to the initial public offering of the Corporation’s securities; and

(b) all persons who hold shares of Common Stock, or securities convertible into or exchangeable or exercisable for shares of Common Stock, which in aggregate represent one percent (1%) or more of the shares of Common Stock then outstanding (which 1% shall include all securities convertible into or exchangeable or exercisable for shares of Common Stock, on an as converted, exchanged or exercised basis) (any such person, a “1% Stockholder”), and all officers and directors of the Corporation, enter into similar agreements.

Any discretionary waiver or termination of the restrictions of such agreements (including this Agreement) by the Corporation or the managing underwriter (other than discretionary waivers or releases up to an amount of $50,000 due to financial hardship) shall apply to all persons subject to such agreements on a pro rata basis, based upon the number of shares held by such persons.

SECTION 17. Future Events. The Corporation will notify each Holder participating in a registration of the occurrence of any of the following events of which the Corporation is actually aware, and when so notified, each Holder will immediately discontinue any disposition of Registrable Shares until notified by the Corporation that such event is no longer applicable:

(a) the issuance by the Commission or any state securities commission or agency of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose (in which case the Corporation will make reasonable efforts to obtain the withdrawal of any such order or the cessation of any such proceedings); or

(b) the existence of any fact which makes untrue any material statement made in the registration statement or prospectus or any document incorporated therein by reference or which requires the making of any changes in the registration statement or prospectus or any document incorporated therein by reference in order to make the statements therein not misleading (in which case the Corporation will make reasonable efforts to amend the applicable document to correct the deficiency).

12

SECTION 18. Notices. All notices, requests, consents and other communications hereunder (“Notices”) to any party shall be contained in a written instrument addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties and shall be deemed given (a) when delivered in person or duly sent by fax showing confirmation of receipt, (b) three days after being duly sent by first class mail postage prepaid (other than in the case of Notices to or from any non-U.S. resident, which Notices must be sent in the manner specified in clause (a) or (c)), or (c) two days after being duly sent by DHL, Federal Express or other recognized express international courier service:

(a)	if to the Corporation, to:

Acceleron Pharma Inc.

128 Sidney Street

Cambridge, MA 02139

with a copy to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

Attn: Marc Rubenstein

Fax: (617) 951-7050

(b) if to the Investors, to their respective addresses set forth on Exhibit A of this Agreement.

SECTION 19. Miscellaneous.

(a) This Agreement states the entire agreement of the parties concerning the subject matter hereof, and supersedes all prior agreements, written or oral, between or among them concerning such subject matter.

(b) This Agreement may be amended, and compliance with any provision of this Agreement may be omitted or waived, only by the written agreement of the Corporation and the Holders of at least two-thirds in voting power of the then outstanding Registrable Shares; provided, however, that no rights of a Holder under this Agreement shall, without its consent, be adversely affected by any such amendment or waiver in any manner in which the rights of other Holders hereunder are not likewise adversely affected.

(c) This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

(d) This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. Any such counterpart may contain one or more signature pages. This Agreement may be executed by facsimile signature pages.

13

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as a contract under seal as of the date first written above.

ACCELERON PHARMA INC.

By:	/s/ John Knopf
John Knopf, Chief Executive Officer

Signature Page to Registration Rights Agreement

ACCELERON PHARMA INC.

Amended and Restated Registration Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that it is an “Investor” as defined in the Amended and Restated Registration Rights Agreement dated as of December 22, 2011, by and among Acceleron Pharma Inc. and the parties named therein (the “Registration Rights Agreement”), (ii) that it is a party to the Registration Rights Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Registration Rights Agreement.

EXECUTED this 22nd day of December, 2011.

POLARIS VENTURE PARTNERS IV, L.P.

BY: POLARIS VENTURE MANAGEMENT CO. IV, L.L.C. ITS GENERAL PARTNER

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND IV, L.P.

BY: POLARIS VENTURE MANAGEMENT CO. IV, L.L.C. ITS GENERAL PARTNER

By:	/s/ William E. Bilodeau
William E. Bilodeau Attorney-in-fact

Signature Page to Registration Rights Agreement

ACCELERON PHARMA INC.

Amended and Restated Registration Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that it is an “Investor” as defined in the Amended and Restated Registration Rights Agreement dated as of December 22, 2011, by and among Acceleron Pharma Inc. and the parties named therein (the “Registration Rights Agreement”), (ii) that it is a party to the Registration Rights Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Registration Rights Agreement.

EXECUTED this 22nd day of December, 2011.

VENROCK PARTNERS, L.P.,

by its General Partner, Venrock Partners Management, LLC

VENROCK ASSOCIATES IV, L.P., by its General Partner, Venrock Management IV, LLC

VENROCK ENTREPRENEURS FUND IV, L.P., by its General Partner, VEF Management IV, LLC

Signature Page to Registration Rights Agreement

ACCELERON PHARMA INC.

Amended and Restated Registration Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that it is an “Investor” as defined in the Amended and Restated Registration Rights Agreement dated as of December 22, 2011, by and among Acceleron Pharma Inc. and the parties named therein (the “Registration Rights Agreement”), (ii) that it is a party to the Registration Rights Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Registration Rights Agreement.

EXECUTED this 22nd day of December, 2011.

ADVANCED TECHNOLOGY VENTURES VII, L.P.		ADVANCED TECHNOLOGY VENTURES VII(C), L.P.

By:	ATV Associates VII, L.L.C., Its General Partner	By:	ATV Associates VII, L.L.C. its General Partner

By:	/s/ Jean George	By:	/s/ Jean George
Name:	Jean George	Name:	Jean George
Title:	Managing Director	Title:	Managing Director

ADVANCED TECHNOLOGY VENTURES VI, L.P.		ATV ALLIANCE 2003, L.P.

By:	ATV Associates VI, L.L.C., its General Partner	By:	ATV Alliance Associates, L.L.C., Its General Partner

By:	/s/ Jean George	By:	/s/ Jean George
Name:	Jean George	Name:	Jean George
Title:	Managing Director	Title:	Managing Director

ADVANCED TECHNOLOGY VENTURES VII (B), L.P.		ATV ENTREPRENEURS VI, L.P.

By:	ATV Associates VII, L.L.C., its General Partner	By:	ATV Associates VI, L.L.C., its General Partner

By:	/s/ Jean George	By:	/s/ Jean George
Name:	Jean George	Name:	Jean George
Title:	Managing Director	Title:	Managing Director

ATV ENTREPRENEURS VII, L.P.

By:	ATV Associates VII, L.L.C., its General Partner

By:	/s/ Jean George
Name:	Jean George
Title:	Managing Director

Signature Page to Registration Rights Agreement

ACCELERON PHARMA INC.

Amended and Restated Registration Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that it is an “Investor” as defined in the Amended and Restated Registration Rights Agreement dated as of December 22, 2011, by and among Acceleron Pharma Inc. and the parties named therein (the “Registration Rights Agreement”), (ii) that it is a party to the Registration Rights Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Registration Rights Agreement.

EXECUTED this 22 day of December, 2011.

CELGENE CORPORATION

By:	/s/ Perry Karsen
Name:	Perry Karsen
Title:	Chief Operations Officer

Signature Page to Registration Rights Agreement

ACCELERON PHARMA INC.

Amended and Restated Registration Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that it is an “Investor” as defined in the Amended and Restated Registration Rights Agreement dated as of December 22, 2011, by and among Acceleron Pharma Inc. and the parties named therein (the “Registration Rights Agreement”), (ii) that it is a party to the Registration Rights Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Registration Rights Agreement.

EXECUTED this 22nd day of December, 2011.

ORBIMED PRIVATE INVESTMENTS II, LP By: Orbimed Capital GP II LLC its General Partner		ORBIMED PRIVATE INVESTMENTS II (QP), LP By: Orbimed Capital GP II LLC its General Partner

By:	/s/ Carl Gordon	By:	/s/ Carl Gordon
Name:	Carl Gordon	Name:	Carl Gordon
Title:	Member	Title:	Member

UBS JUNIPER CROSSOVER FUND, L.L.C. By: Orbimed Advisors LLC its Member

By:	/s/ Carl Gordon
Name:	Carl Gordon
Title:	Member

Signature Page to Registration Rights Agreement

ACCELERON PHARMA INC.

Amended and Restated Registration Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that it is an “Investor” as defined in the Amended and Restated Registration Rights Agreement dated as of December 22, 2011, by and among Acceleron Pharma Inc. and the parties named therein (the “Registration Rights Agreement”), (ii) that it is a party to the Registration Rights Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Registration Rights Agreement.

EXECUTED this 22nd day of December, 2011.

APPLIED GENOMIC TECHNOLOGY CAPITAL FUND, L.P.; AGTC ADVISORS FUND, L.P.

Each by: AGTC Partners, L.P., its General Partner

By: NewcoGen Group Inc., its General Partner

Signature Page to Registration Rights Agreement

ACCELERON PHARMA INC.

Amended and Restated Registration Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that it is an “Investor” as defined in the Amended and Restated Registration Rights Agreement dated as of December 22, 2011, by and among Acceleron Pharma Inc. and the parties named therein (the “Registration Rights Agreement”), (ii) that it is a party to the Registration Rights Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Registration Rights Agreement.

EXECUTED this 22nd day of December, 2011.

BESSEMER VENTURE PARTNERS VII L.P., BESSEMER VENTURE PARTNERS VII INSTITUTIONAL L.P.

By: Deer VII & Co. L.P., their General Partner By: Deer VII & Co. Ltd., its General Partner

By:	/s/ Edmund Colloton

Name:	Edmund Colloton

Title:	Director

Signature Page to Registration Rights Agreement

ACCELERON PHARMA INC.

Amended and Restated Registration Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that it is an “Investor” as defined in the Amended and Restated Registration Rights Agreement dated as of December 22, 2011, by and among Acceleron Pharma Inc. and the parties named therein (the “Registration Rights Agreement”), (ii) that it is a party to the Registration Rights Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Registration Rights Agreement.

EXECUTED this 22nd day of December, 2011.

ALKERMES, INC.

By:	/s/ Michael Landine
Name:	MICHAEL LANDINE
Title:	SENIOR VICE PRESIDENT

Signature Page to Registration Rights Agreement

ACCELERON PHARMA INC.

Amended and Restated Registration Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that it is an “Investor” as defined in the Amended and Restated Registration Rights Agreement dated as of December 22, 2011, by and among Acceleron Pharma Inc. and the parties named therein (the “Registration Rights Agreement”), (ii) that it is a party to the Registration Rights Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Registration Rights Agreement.

EXECUTED this 22nd day of December, 2011.

SUTTER HILL VENTURES, A CALIFORNIA LIMITED PARTNERSHIP		DAVID L. ANDERSON, TRUSTEE OF THE ANDERSON LIVING TRUST U/A/D 1/22/98

By:	Sutter Hill Ventures, L.L.C. its General Partner

By:	/s/ Jeffrey W. Bird	By:	/s/ Robert Yin
Name: Title:	Jeffrey W. Bird Managing Director		David L. Anderson, Trustee By Robert Yin Under Power of Attorney

ANVEST, L.P.		G. LEONARD BAKER, JR. AND MARY ANNE BAKER, CO-TRUSTEES OF THE BAKER REVOCABLE TRUST U/A/D 2/3/03

By:	/s/ Robert Yin	By:	/s/ Robert Yin
	David L. Anderson, Trustee of The Anderson Living Trust U/A/D 1/22/98, General Partner By Robert Yin Under Power of Attorney		G. Leonard Baker, Jr., Trustee By Robert Yin Under Power of Attorney

SAUNDERS HOLDINGS, L.P.		YOVEST, L.P.

By:	/s/ Robert Yin	By:	/s/ Robert Yin
	G. Leonard Baker, Jr., Trustee of The Baker Revocable Trust U/A/D 2/3/03, General Partner By Robert Yin Under Power of Attorney		William H. Younger, Jr., Trustee of The William H. Younger, Jr. Revocable Trust U/A/D 8/5/09, General Partner By Robert Yin Under Power of Attorney

WILLIAM H. YOUNGER, JR. TRUSTEE, THE WILLIAM H. YOUNGER, JR., REVOCABLE TRUST U/A/D 8/5/2009		DAVID E. SWEET AND ROBIN T. SWEET, AS TRUSTEES OF THE DAVID AND ROBIN SWEET LIVING TRUST, DATED 7/6/04

By:	/s/ Robert Yin	By:	/s/ Robert Yin
	William H. Younger, Jr., Trustee	Name:
	By Robert Yin Under Power of Attorney	Title:	By Robert Yin Under Power of Attorney

ROOSTER PARTNERS, LP		GREGORY P. SANDS AND SARAH J.D. SANDS AS TRUSTEES OF GREGORY P. AND SARAH J.D. SANDS TRUST AGREEMENT DATED 2/24/99

By:	/s/ Robert Yin	By:	/s/ Robert Yin
	Tench Coxe, Trustee of The Coxe Revocable Trust U/A/D 4/23/98, General Partner By Robert Yin Under Power of Attorney		Gregory P. Sands, Trustee By Robert Yin Under Power of Attorney

Signature Page to Registration Rights Agreement

JAMES C. GAITHER, TRUSTEE OF THE GAITHER REVOCABLE TRUST U/A/D 9/28/2000		TALLACK PARTNERS, L.P.

By:	/s/ Robert Yin	By:	/s/ Robert Yin
	James C. Gaither, Trustee		James C. Gaither, Trustee of The Gaither Revocable Trust U/A/D 9/28/2000, General Partner
	By Robert Yin Under Power of Attorney	By Robert Yin Under Power of Attorney RONALD D. BERNAL AND PAMELA M. BERNAL AS TRUSTEES OF THE BERNAL FAMILY TRUST U/D/T 11/3/1995

By:	/s/ Robert Yin	By:	/s/ Robert Yin
	James C. Gaither	Name:
Title:

	By Robert Yin Under Power of Attorney		By Robert Yin Under Power of Attorney

JAMES N. WHITE AND PATRICIA A. O’BRIEN AS TRUSTEES OF THE WHITE FAMILY TRUST U/A/D 4/3/97		JEFFREY W. BIRD AND CHRISTINA R. BIRD AS TRUSTEES OF JEFFREY W. AND CHRISTINA R. BIRD TRUST AGREEMENT DATED 10/31/00

By:	/s/ Robert Yin	By:	/s/ Jeffrey W. Bird
	James N. White, Trustee By Robert Yin Under Power of Attorney		Jeffrey W. Bird, Trustee

ANDREW T. SHEEHAN AND NICOLE J. SHEEHAN AS TRUSTEES OF SHEEHAN 2003 TRUST		MICHAEL L. SPEISER AND MARY ELIZABETH SPEISER, CO TRUSTEES OF SPEISER TRUST AGREEMENT DATED 7/19/06

By:	/s/ Robert Yin	By:	/s/ Robert Yin
	Andrew T. Sheehan, Trustee By Robert Yin Under Power of Attorney		Michael L. Speiser, Trustee By Robert Yin Under Power of Attorney

MICHAEL I. NAAR AND DIANE J. NAAR AS TRUSTEES OF NAAR FAMILY TRUST U/A/D 12.22.94		PATRICK ANDREW CHEN AND YU-YING CHIU CHEN AS TRUSTEES OF PATRICK AND YING CHEN 2001 LIVING TRUST DATED 3/17/01

By:	/s/ Robert Yin	By:	/s/ Robert Yin
Name:		Name:
Title:		Title:

	By Robert Yin Under Power of Attorney		By Robert Yin Under Power of Attorney

TENCH COXE AND SIMONE OTUS COXE, CO-TRUSTEES OF THE COXE REVOCABLE TRUST U/A/D 4/23/98

By:	/s/ Robert Yin
Tench Coxe, Trustee By Robert Yin Under Power of Attorney

Signature Page to Registration Rights Agreement

ACCELERON PHARMA INC.

Amended and Restated Registration Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that it is an “Investor” as defined in the Amended and Restated Registration Rights Agreement dated as of December 22, 2011, by and among Acceleron Pharma Inc. and the parties named therein (the “Registration Rights Agreement”), (ii) that it is a party to the Registration Rights Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Registration Rights Agreement.

EXECUTED this 22nd day of December, 2011.

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Sherryl W. Casella	Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Sherryl W. Hossack

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Gregory P. Sands	Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Tench Coxe

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Ronald D. Bernal	Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Lynne M. Brown (Rollover)

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO David E. Sweet	Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO William H. Younger, Jr.

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO David E. Sweet (Rollover)	Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Robert Yin

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Lynne B. Graw	Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO David L. Anderson

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Lynne B. Graw (Rollover)	Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Andrew T. Sheehan

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Diane J. Narr	Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Yu-Ying Chen

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Patricia Tom (Post)	Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Patricia Tom (Pre)

Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Patricia Tom (Rollover)	Wells Fargo Bank N.A. FBO James N. White Roth IRA

Wells Fargo Bank N.A. FBO Jeffrey W. Bird Roth IRA	Wells Fargo Bank N.A. FBO Gregory P. Sands Roth IRA

Wells Fargo Bank N.A. FBO David E. Sweet Roth IRA

By:	/s/ Thomas M. Thurston
Name:	Thomas M. Thurston
Title:	Vice President

Signature Page to Registration Rights Agreement

ACCELERON PHARMA INC.

Amended and Restated Registration Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that it is an “Investor” as defined in the Amended and Restated Registration Rights Agreement dated as of December 22, 2011, by and among Acceleron Pharma Inc. and the parties named therein (the “Registration Rights Agreement”), (ii) that it is a party to the Registration Rights Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Registration Rights Agreement.

EXECUTED this 22nd day of December, 2011.

QVT FUND LP,		QUINTESSENCE FUND L.P.,

BY: ITS GENERAL PARTNER, QVT ASSOCIATES GP LLC		BY: ITS GENERAL PARTNER, QVT ASSOCIATES GP LLC

By:	/s/ Keith S. Manchester	By:	/s/ Keith S. Manchester
Name:	Keith S. Manchester	Name:	Keith S. Manchester
Title:	Portfolio Manager	Title:	Portfolio Manager

Signature Page to Registration Rights Agreement

ACCELERON PHARMA INC.

Amended and Restated Registration Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that it is an “Investor” as defined in the Amended and Restated Registration Rights Agreement dated as of December 22, 2011, by and among Acceleron Pharma Inc. and the parties named therein (the “Registration Rights Agreement”), (ii) that it is a party to the Registration Rights Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Registration Rights Agreement.

EXECUTED this 22nd day of December, 2011.

AVALON VENTURES VI, LP		AVALON VENTURES VI, GP FUND, LLC

By:	/s/ Douglas Downs	By:	/s/ Douglas Downs
Name:	Douglas Downs	Name:	Douglas Downs
Title:	Authorized Signer & CFO	Title:	Authorized Signer & CFO

Signature Page to Registration Rights Agreement

ACCELERON PHARMA INC.

Amended and Restated Registration Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that it is an “Investor” as defined in the Amended and Restated Registration Rights Agreement dated as of December 22, 2011, by and among Acceleron Pharma Inc. and the parties named therein (the “Registration Rights Agreement”), (ii) that it is a party to the Registration Rights Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Registration Rights Agreement.

EXECUTED this 22nd day of December, 2011.

MIDCAP FINANCIAL, LLC, a Delaware limited liability company

By:	/s/ Luis Viera
Name: Luis Viera
Title: Managing Director

Signature Page to Registration Rights Agreement

ACCELERON PHARMA INC.

Amended and Restated Registration Rights Agreement

Investor Signature Page

By executing this page in the space provided, the undersigned hereby agrees (i) that it is an “Investor” as defined in the Amended and Restated Registration Rights Agreement dated as of December 22, 2011, by and among Acceleron Pharma Inc. and the parties named therein (the “Registration Rights Agreement”), (ii) that it is a party to the Registration Rights Agreement for all purposes and (iii) that it is bound by all terms and conditions of the Registration Rights Agreement.

EXECUTED this 22nd day of December, 2011.

HERCULES TECHNOLOGY II, L.P.

By:	/s/ K. Nicholas Martitsch
Name: K. Nicholas Martitsch
Title: Associate General Counsel

Signature Page to Registration Rights Agreement